EXHIBIT 99.1

Inuvo Secures $10 Million Credit Line from SLR Digital Finance

LITTLE ROCK, AR, July 31, 2024 -- Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by its proprietary IntentKey® artificial intelligence (AI) that serves brands and agencies, has announced that it has secured a new $10 million asset-based credit facility to support its continued growth and operations.

The credit facility, provided by SLR Digital Finance, provides Inuvo with enhanced liquidity and the financial flexibility to accelerate the adoption of its large language generative artificial intelligence, the only solution of its kind for the discovery and targeting of audiences that does not require the tracking of consumers around the internet.

Wally Ruiz, CFO of Inuvo, commented, "We are pleased to secure this new credit facility, which strengthens our financial position and provides us with additional resources to execute our growth strategy. This financing demonstrates the confidence our lenders have in Inuvo's business model and future prospects."

The Company intends to use the proceeds from the credit facility for general corporate purposes, including working capital, capital expenditures, and potential strategic investments.

Ashvin Viswanathan, VP at SLR Digital Finance, also commented “We are thrilled to partner with Inuvo as they continue to accelerate revenue growth and scale their IntentKey AI platform. As the advertising industry evolves around privacy concerns and regulatory pressures, Inuvo is uniquely positioned in their ability to target relevant audiences without relying on cookies or consumer data.”

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

About SLR Digital Finance

SLR Digital Finance is the leading asset-based lender serving digital media companies looking for an alternative to traditional bank financing. SLRDF offers factoring and asset-based loans up to $100 million and finds ways to provide borrowers with maximum availability and flexibility. SLRDF serves advertising technology companies, publishers, ad networks, creative studios, agencies, and digital platforms. SLRDF is a wholly owned subsidiary of SLR Business Credit, an SLR Investment Corp company [NASDAQ: SLRC].

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Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed on February 29, 2024, and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:

Wally Ruiz

Chief Financial Officer

Tel (501) 205-8397

wallace.ruiz@inuvo.com

Investor Relations :

David Waldman / Natalya Rudman

Crescendo Communications, LLC

Tel: (212) 671-1020

inuv@crescendo-ir.com

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